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                                                                    EXHIBIT 10.3

                             FIRST AMENDMENT OF THE
                         HORSESHOE GAMING HOLDING CORP.
                              EQUITY INCENTIVE PLAN

WHEREAS, the Corporation's Equity Incentive Plan (the "Equity Plan") restricts the Corporation from issuing certain awards under the Equity Plan for less than the fair market value of the security underlying the award at the time of grant;

WHEREAS, the Corporation desires to remove such restrictions on the issuance of awards under the Equity Plan;

NOW, THEREFORE, BE IT RESOLVED, that the Equity Plan shall hereby be amended as follows:

        1. Section 2(o) shall be amended and restated in its entirety to read: ""SAR" or "Common Stock Appreciation Right" means the right granted to a Participant pursuant to Section 6(d) to be paid an amount measured by the appreciation in the value of Common Stock from the date of grant as determined by the Board to the Fair Market Value at the date of exercise of the right, with payment to be made in cash, Common Stock or as specified in the Award, as determined by the Board."

        2. Section 6(b)(i) shall be amended and restated in its entirety to read: "Exercise Price. The exercise price of each Option shall be determined by the Board at the time the Option is granted."

        3. Section 6(d)(i) shall be amended and restated in its entirety to read: "Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Common Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board as of the date of grant of the SAR."

IN WITNESS WHEREOF, Corporation, by its duly authorized officer, has caused this Amendment to be executed on this 14th day of November 2001.


                                       HORSESHOE GAMING HOLDING CORP.

                              By:      /s/ Dominic J. Polizzotto
                                       -----------------------------------------

                              Title:   Senior V.P./General Counsel
                                       -----------------------------------------